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                                 EXHIBIT 10.1


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ALL CASH SALE
IMPROVEMENTS
WHERE NATIONSBANK IS SELLER



                         PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made between NATIONSBANK, NATIONAL ASSOCIATION, SUCCESSOR BY MERGER TO NATIONSBANK OF SOUTH CAROLINA, N.A. ("Seller"), and PEOPLES COMMUNITY CAPITAL CORPORATION, a South Carolina banking corporation ("Purchaser").

     In consideration of the mutual covenants and representations herein contained, Seller and Purchaser agree as follows:

                                      1.
                              PURCHASE AND SALE

     1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, the following described property (herein collectively called the "Property"):

     (a) LAND. Those certain tracts of land (the "Land") in Aiken County, South Carolina being more particularly described on Exhibit A attached hereto and incorporated herein by reference. Closing (hereafter defined) for each tract of land shall be simultaneous. Seller shall have no obligation to close on either tract of land if Purchaser fails or refuses to close on both tracts simultaneously;

     (b) IMPROVEMENTS. All improvements, consisting of the branch banking facilities including, without limitation, all mechanical, heating, air conditioning, ventilation and plumbing fixtures, systems and equipment (the "Improvements") in and on the Land;

     (c) MISCELLANEOUS ITEMS. To the extent they are transferrable and in Seller's possession, all of Seller's right, title and interest in any warranties, plans and specifications, engineering plans and studies, floor plans and landscape plans;

     (d) EASEMENTS. All easements, if any, benefiting the Land or the Improvements;

     (e) RIGHTS AND APPURTENANCES. All rights and appurtenances pertaining to the foregoing, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way;

     (f) KEYS.  All keys to locks on the Property; and

     (g) TANGIBLE PERSONAL PROPERTY. All of Seller's right, title and interest, as of the Closing Date (as hereinafter defined) in all fixtures, equipment, machinery, carpet, drapes and other personal property, if any, located on or about the Land and the improvements or used exclusively in the operation and maintenance thereof (the "Tangible Personal Property"). There is, however, excluded from the definition of Tangible Personal Property, any banking equipment, security equipment, and/or trade fixtures which Sellers has removed from the Property prior to the date of execution hereof.





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                                      2.
                                PURCHASE PRICE

     PURCHASE PRICE. The purchase price (the "Purchase Price") for the Property shall be Eight Hundred, Seventy-Five Thousand and NO/100 DOLLARS ($875,000.00) and shall be paid by Purchaser to Seller at the closing (as defined in Section 6.1). The Purchase Price shall be payable in United States currency by way of federal wire transfer or other immediately available funds at closing.

                                      3.
                                EARNEST MONEY

     3.1 EARNEST MONEY. Purchaser shall deliver to Edens & Avant, Inc. ("Escrow Agent") within two (2) business days after the date of this Agreement, the sum of Seven Thousand, Five Hundred and NO/100 Dollars ($7,500.00) in cash (the "Earnest Money") to be invested by the Escrow Agent in an interest-bearing account as Purchaser and Seller shall direct. The Earnest Money shall be nonrefundable, except in the event of a breach of this Agreement by Seller or as specified in Section 4.3 hereof. Seller shall have the option of terminating this Agreement if the Earnest Money is not delivered to the Escrow Agent within such time. If the sale of the Property is consummated pursuant to the terms of this Agreement, the Earnest Money and all interest accrued thereon shall be paid to Seller and applied to the payment of the Purchase Price. If Purchaser terminates this Agreement in accordance with any right to terminate described in Section 4.3 hereof, the Earnest Money and all interest accrued thereon shall be returned to Purchaser, and no party hereto shall have any further obligations under this Agreement.

     3.2 OPTION MONEY. Purchaser may elect, at any time prior to the expiration of Purchaser's Inspection Period as hereinafter defined, to purchase an option to extend Closing for an additional forty-five (45) days, if this Agreement has not previously been terminated pursuant to a right of either party herein, by depositing an additional, nonrefundable, TEN THOUSAND AND NO/100 DOLLARS ($10,000.00) (the "Option Money"). After the date of deposit of the Option Money, both the Option Money and the Earnest Money shall be nonrefundable, except in the case of a material breach of this Agreement by Seller.

                                      4.
                            CONDITIONS TO CLOSING

     4.1 DELIVERY OF TITLE COMMITMENT AND SURVEY.

     (a) At Purchaser's option and sole expense, Purchaser may obtain a Commitment or Commitments (a "Title Commitment") for an Owner's Policy of Title Insurance (a "Title Policy") issued by a title insurance company selected by Purchaser (the "Title Company"); such Title Policy to name Purchaser as insured, in the amount of the Purchase Price, insuring that Purchaser owns good and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions. Purchaser agrees to deliver to Seller a copy of the Title Commitment(s) no later than ten (10) business days prior to the Closing Date.

At Purchaser's option and expense, Purchaser may obtain a current survey of the Property (the "Survey"), prepared by a licensed surveyor.

     (b) Purchaser shall have thirty (30) days after the date of this Agreement (the "Approval Period") within which to approve or disapprove the Title Commitment and the Survey, including the information reflected therein, such approvals or disapprovals to be within Purchaser's sole discretion (any such disapproved item or matter herein referred to as a "Title Exception"). If Purchaser fails to disapprove any item or information contained in the Title Commitment or Survey by written notice (which shall include a copy of the Title Commitment and Survey) delivered to Seller of Purchaser's objection to such Title Exception(s) (a "Title Objection Notice") prior to the expiration of the Approval Period, Purchaser shall be deemed to have approved such Title Exception(s) and shall accept title to the Property as reflected in the Title Commitment and Survey, and subject to the Permitted Exceptions




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(as defined below). If Purchaser delivers a Title Objection Notice to Seller prior to the expiration of the Approval Period, Seller shall have the right (without any obligation to do so) to cure or attempt to cure the Title Exception(s) referenced in Purchaser's Title Objection Notice within ten (10) days after Purchaser's delivery of the Title Objection Notice, or, if sooner, by the Closing Date (as hereinafter defined). In the event Seller is unable to cure or elects not to cure any one or more of the Title Exception(s) referenced in the Title Objection Notice, Seller may, within thirty (30) days after Seller's receipt of Purchaser's Title Objection Notice, notify Purchaser in writing of such inability or election and request that Purchaser waive Purchaser's right to terminate this Agreement due to such Title Exception(s) (the "Title Exception Election Notice"). The term "Permitted Exceptions", as used herein, shall mean (i) the Title Exception(s) listed in Schedule B of the Title Commitment specified which Purchaser approves, waives or is deemed to approve pursuant to this Section 4.1, (ii) any general exceptions and exclusions contained in the standard Owner's Policy issued by the Title Company and (iii) the exceptions listed on the Limited Warranty Deed attached as Exhibit B hereto. Notwithstanding the foregoing sentence, however, Purchaser may object to those exceptions listed on the Limited Warranty Deed attached hereto, by delivering to Seller prior to the expiration of the Approval Period a Title Objection Notice referencing such items, in accordance with the terms hereof.

     If Seller elects not to cure or is unable to cure, Purchaser may terminate this Agreement, and its obligations hereunder, by sending written notice of termination to Seller within ten (10) days following Purchaser's receipt of Seller's Title Exception Election Notice and Purchaser shall thereafter receive a refund of the Earnest Money, or Purchaser may waive Purchaser's objections and proceed to Closing.

     4.2 INSPECTION.

     (a) Purchaser may inspect the Property at any reasonable time on or before thirty (30) days after the date hereof (the "Inspection Period"), and may terminate this Agreement because of any unacceptable fact or condition affecting or existing on the Property (an "Unacceptable Condition") or for any other reason in Purchaser's sole discretion (including Purchaser's inability to obtain financing), by delivering written notice of termination to Seller prior to the expiration of the Inspection Period. Also, Purchaser may notify Seller in writing prior to the expiration of the Inspection Period of any Unacceptable Condition(s) that Purchaser desires to have cured or otherwise addressed as a condition to Purchaser's obligation to close the transaction contemplated hereby (a "Notice of Unacceptable Condition"). Purchaser's right to make objections regarding Unacceptable Condition(s), as provided herein, may relate to any matter, whether dealing with a Property inspection or books, records or other information pertaining to the Property. If Purchaser fails to either (i) terminate this Agreement by delivering written notice of termination to Seller prior the expiration of the Inspection Period or (ii) notify Seller of any Unacceptable Condition(s) by delivering a Notice of Unacceptable Condition referencing such Unacceptable Conditions to Seller prior to the expiration of the Inspection Period, Purchaser shall be deemed to have obtained acceptable financing, and all Unacceptable Condition(s) not referenced in the Notice of Unacceptable Conditions shall be deemed waived by Purchaser. If Purchaser delivers a Notice of Unacceptable Condition to Seller prior to the expiration of the Inspection Period, Seller shall have the right (without any obligation to do so) to cure or attempt to cure the Unacceptable Condition(s) referenced in Purchaser's Notice of Unacceptable Condition within ten (10) days after Purchaser's delivery of the Notice of Unacceptable Condition, or, if sooner, by the Closing Date (as hereinafter defined). In the event Seller is unable to cure or elects not to cure any one or more of the Unacceptable Condition(s) referenced in the Notice of Unacceptable Condition, Seller may, within thirty
(30) days after Seller's receipt of Purchaser's Title Objection Notice, notify Purchaser in writing of such inability or election and request that Purchaser waive Purchaser's right to terminate this Agreement due to such Unacceptable Condition(s) (the "Unacceptable Condition Election Notice"). If Seller elects not to cure, or is unable to cure, Purchaser may terminate this Agreement, and its obligations hereunder, by sending written notice of termination to Seller within ten (10) days following Purchaser's receipt of Seller's Unacceptable Condition Election Notice, and Purchaser shall thereafter receice a refund of the Earnest Money or Purchaser may waive Purchaser's objections and proceed to Closing.

     (b) With respect to any subsurface or environmental investigations (excepting only a Phase I Environmental Audit), Purchaser shall notify Seller in writing of its intention or the intention of its agents or representatives to undertake any such investigations at least 48 hours prior to such intended investigations and obtain



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Seller's written consent to any such investigations to be conducted. At
Seller's option, Seller or Seller's agents may be present for any such investigations. Purchaser shall bear the cost of all such investigations and inspections.

     (c) Seller shall make available to Purchaser, for Purchaser's review at either Seller's offices or at the Property (if the Property is improved property), the Review Documents (as defined below), provided that (A) Purchaser provides Seller with written notice three (3) business days prior to the day Purchaser intends to conduct such review, and (B) Purchaser conducts such review within the Inspection Period. As used herein, the term "Review Documents" shall mean and refer to the following:

       (i) Warranties. Copies of all warranties regarding the Property (the "Warranties"), if any, in the possession of Seller as of the date of this Agreement.

      (ii) Plans and Specifications. Copies of the as-built plans and specifications for the Property, if any, in the possession of Seller as of the date of this Agreement.

     (iii) Certificates of Occupancy, Permits and Licenses. Copies of all permits and licenses issued by any governmental authorities or utility companies in connection with the occupancy and use of the Improvements (including certificates of occupancy), if any, in the possession of Seller.

      (iv) Environmental Site Assessments. Copies of all written environmental site assessments, reports and audits, if any, pertaining to the Property and prepared by independent consultants for and on behalf of Seller.

Purchaser acknowledges that the Review Documents may have been compiled from a variety of sources, and are and shall be provided by Seller WITHOUT REPRESENTATION OR WARRANTY as to their accuracy or completeness. Seller specifically disclaims the accuracy or completeness of any written environmental assessments, reports or audits provided by Seller pursuant to the terms hereof, and encourages Purchaser to obtain Purchaser's own assessment of the environmental risks, if any, associated with the Property, using such experts and consultants as Purchaser may select.

     (d) All information provided by Seller to Purchaser or obtained by Purchaser relating to the Property in the course of its review, including, without limitation, any environmental assessment or audit, shall be treated as confidential information by Purchaser and Purchaser shall instruct all of its employees, agents, representatives and contractors as to the confidentiality of all such information. Purchaser shall be liable for all costs and expenses, and/or damage or injury to any person or property resulting from any such inspection or any failure to keep all such information confidential, whether occasioned by the acts of Purchaser or any of its employees, agents or representatives, and Purchaser shall indemnify and hold harmless Seller from any liability, claims or expenses (including, without limitation, mechanic's liens and/or reasonable attorneys' fees) resulting therefrom. Notwithstanding anything to the contrary contained in this Agreement, the obligations of Purchaser set forth in this Section 4.2(d) shall survive the Closing or the termination of this Agreement, as applicable. Additionally, Purchaser hereby grants to Seller a security interest in the Earnest Money as security for Purchaser's indemnification provided in this Section.

     4.3 TERMINATION. If this Agreement is terminated prior to the expiration of the Approval Period and the Inspection Period pursuant to the right of Purchaser to terminate this Agreement, the Earnest Money will be promptly refunded to Purchaser and neither party shall have any further obligations under this Agreement except with respect to the obligations specified in
Section 4.2, Section 10.2 and Section 10.10, which shall survive such termination. Purchaser shall, within ten (10) days of such termination, deliver to Seller copies of all feasibility studies, surveys, engineering reports and all other information obtained by Purchaser with respect to the Property.


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                                      5
                 NO REPRESENTATIONS OR WARRANTIES BY SELLER

     5.1 DISCLAIMERS. PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY;
(C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANYONE ELSE MAY CONDUCT THEREON; (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OF MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; OR (H) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY, THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING SOLID WASTE, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, OR THE DISPOSAL OR EXISTENCE, IN OR ON THE PROPERTY, OF ANY HAZARDOUS SUBSTANCE AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, AND AT THE CLOSING, AGREES TO ACCEPT THE PROPERTY AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS-IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING.

     5.2 ASBESTOS CONTAINING MATERIALS. Purchaser acknowledges receipt of the reports attached hereto as Exhibit C, entitled "Asbestos Bulk Survey" prepared by Health & Hygiene, Inc. dated February 19, 1992, separately addressing each tract. In the event Purchaser does not terminate this Agreement pursuant to any right granted to Purchaser hereunder, Purchaser agrees that it will assume "all liabilities associated with or arising out of the Asbestos Containing Materials identified therein, from and after the Closing Date.



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                                     6.
                                   CLOSING

     6.1 CLOSING. The closing ("Closing") shall be held at the offices of Purchaser's counsel on or before the fifteenth (15th) day following the end of the Inspection Period, as the same may be extended pursuant to the terms of this Agreement (the "Closing Date"), unless the parties mutually agree upon another place or date. If the Closing date for either tract of land shall be extended pursuant to any right to extend herein granted in order to address matters of title, survey, or physical condition, the Closing date shall be similarly extended on both tracts of land, it being the intent of the parties that the Closing occur simultaneously for each tract.

     6.2 SELLER'S OBLIGATIONS AT CLOSING. At Closing, Seller shall deliver to Purchaser the following documents:

     (a) DEED. Limited Warranty Deed (the "Deed") executed by Seller conveying the Land to Purchaser in the form attached to this Agreement as Exhibit B subject to no exceptions other than the Permitted Exceptions;

     (b) EVIDENCE OF AUTHORITY. Copy of Seller's resolutions, certified by Seller as true and complete, as of the Closing Date, so as to evidence the authority of the persons signing the Deed and other documents to be executed by Seller at Closing and the power and authority of Seller to convey the Property to Purchaser in accordance with this Agreement.

     (c) WARRANTIES. The originals of all warranties regarding the Property, if any, in the possession of Seller;

     (d) FOREIGN PERSON. An affidavit of Seller certifying that Seller is not a "foreign person" as defined in the federal Foreign Investment in Real Property Tax Act of 1980.

     6.3 PURCHASER'S OBLIGATIONS AT CLOSING. At Closing, Purchaser shall deliver to Seller the following:

     (a) PURCHASE PRICE. The Purchase Price by cashier's check or wire transfer of immediately available funds; and

     (b) EVIDENCE OF AUTHORITY. Copy of Purchaser's resolutions and all amendments thereto, certified as true and complete, as of the Closing
Date, so as to evidence the authority of the  persons signing this Agreement.

     6.4 PRORATION. Real estate taxes and other assessments with respect to the Property for the year in which the Closing occurs, shall be prorated to the Closing Date.

     (a) If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes for the year in which the Closing occurs shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Subsequent to the Closing, when the tax rate and the assessed valuation of the Property is fixed for the year in which the Closing occurs, the parties agree to adjust the proration of taxes and, if necessary, to refund or repay such sums as will be necessary.

     (b) In the event the Property has been assessed for property tax purposes at such rates as would result in "roll-back" taxes upon the changes in land usage or ownership of the Property, Purchaser agrees to pay all such taxes and indemnify and save Seller harmless from and against any and all claims and liabilities for such taxes.]

This agreement of Seller and Purchaser set forth in this Section 6.4 shall survive the Closing.

     6.5 POSSESSION. Possession of the Property shall be delivered to Purchaser at Closing, subject to the Permitted Exceptions.



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     6.6 CLOSING COSTS. Except as otherwise expressly provided herein, Seller shall pay, on the Closing Date, documentary deed stamps and transfer taxes and Seller's legal fees, and Purchaser shall pay, on the Closing Date, all recording costs, the cost of the survey and Owner's Policy and Purchaser's legal fees.

                                     7.
                                RISK OF LOSS

     7.1 CASUALTY. If the Property, or any part thereof suffers any damage prior to Closing from fire or other casualty which Seller shall have no obligation to repair, Purchaser may either (a) terminate this Agreement or (b) consummate the Closing, in which latter event the proceeds of any insurance covering such damage, up to the amount of the Purchase Price, shall be assigned to Purchaser at Closing.

     7.2 CONDEMNATION. If, prior to Closing, action is initiated or threatened to take any of the Property by eminent domain proceedings or by deed in lieu thereof, Purchaser shall have ten (10) days from receipt of written notice of such event from Seller to advise Seller that it intends to (a) terminate this Agreement or (b) consummate the Closing, in which latter event the award of the condemning authority shall be assigned to Purchaser at the Closing. If Seller does not receive any such notice from Purchaser within such ten (10) day period, then Purchaser shall be deemed to have elected option (b) of this
Section 7.2.

                                     8.
                                   DEFAULT

     8.1 BREACH BY SELLER. If Seller breaches this Agreement, Purchaser may, as Purchaser's sole and exclusive remedy hereunder, terminate this Agreement and thereupon shall be entitled to the immediate return of the Earnest Money and the Option Money, together with all accrued interest thereon. In no event shall Seller be liable to Purchaser for any actual, punitive, speculative, consequential or other damages.

     8.2 BREACH BY PURCHASER. If Purchaser breaches this Agreement, Seller may, as Seller's sole remedy and relief hereunder, either (a) terminate this Agreement and thereupon be entitled to the Earnest Money and the Option Money together with all interest accrued thereon, if any, as liquidated damages (and not as a penalty) or (b) enforce specific performance of this Agreement. Seller and Purchaser have made this provision for liquidated damages because it would be difficult to calculate on the date hereof the amount of actual damages for such breach, and these sums represent reasonable compensation to Seller for such breach.

                                     9.
                              FUTURE OPERATIONS

     9.1 FUTURE OPERATIONS. From the date of this Agreement until the Closing or earlier termination of this Agreement:

     (a) MAINTENANCE, LITIGATION. Except for condemnation and casualty which are provided for in Section 7, Seller (i) will keep and maintain the Property in its condition as of the date of this Agreement (reasonable wear and tear excepted), and (ii) will use its best effort promptly to advise Purchaser of any litigation, arbitration, or administrative hearing concerning the Property arising or threatened after the date of this Agreement.

     (b) CONTRACTS. Seller will not, without the prior written consent of Purchaser, modify, enter into, or renew any contract concerning the Property which cannot be cancelled as of the Closing Date.

     9.2 RESTRICTIONS ON USE. The deed conveying the Property to Purchaser shall contain certain restrictions prohibiting the Property from being used as any type of financial institution for a period of five years



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from the date of Closing, by any entity other than Purchaser or its subsidiaries except that use as a community bank by a similar entity Purchaser or its subsidiaries shall be permitted.

                                     10.
                               CONFIDENTIALITY

     10.1 NON-DISCLOSURE. From and after the Effective Date of this Agreement or unless with the prior written consent of the other party, neither Purchaser nor Seller shall prior to the Closing (i) make or permit to be made any announcements or press releases concerning the existence of this Agreement, the terms of the purchase of the Property or any other information concerning this Agreement or the transaction contemplated herein or (ii) disclose or permit to be disclosed, directly or indirectly, to any person or entity any information in respect of the Property which is obtained pursuant to this Agreement or through any inspection of the Property or records concerning the Property. Notwithstanding the foregoing, Purchaser shall have the right, without obtaining any prior consent, to disclose this Agreement and such information about this agreement as its counsel deems necessary in any regulatory filing, including filings with the Securities and Exchange Commission. Additionally, at such time as Purchaser has (a) received all regulatory approvals required to operate a community bank at each of the locations described in Exhibit A hereto; and (b) accepted the title status and condition of each Property, waived any remaining time under the Approval Period and the Inspection Period, and established a Closing Date by written notice to Seller, then Purchaser shall have the right to post a sign at each Property, identifying the Property as the future home of People's Community Bank of South Carolina, and to issue press releases stating that Purchasers have agreed to purchase the Property for the future home of People's Community Bank of South Carolina, but neither the signs nor any press release shall identify the Property as a location or former location of NationsBank or otherwise include references to NationsBank.

     10.2 LIMITED DISCLOSURE TO ADVISORS. Each party shall have the right to disclose information in respect of the Property to its attorneys, accountants, prospective lenders and their Counsel so long as they agree to be bound by the terms of this Section 10.

                                     11.
                                MISCELLANEOUS

     11.1 NOTICE. Whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to the other (collectively "Notice"), such Notice must be in writing to be effective and shall be effective on the date of actual receipt of such Notice by the addressee or when the attempted initial delivery is refused or when it cannot be made because of a change of address of which the sending party has not be notified. The following shall, without limitation, be prima facia evidence of actual receipt of Notice by the addressee: (a) if mailed, by a United States certified mail return receipt, signed by the addressee or the addressee's agent; (b) if by telegram, by a telegram receipt signed by the addressee or the addressee's agent; or (c) if hand-delivered, by a delivery receipt, signed by the addressee or the addressee's agent. The parties' respective addresses for delivery of any Notice are set forth below unless another address is designated in writing by any party to the other.

     IF TO SELLER:                  NationsBank, N.A.
                                    Corporate Real Estate Services
                                    401 North Tryon Street
                                    NC1-021-06-12
                                    Charlotte, North Carolina  28255
                                    Attention:  Sherry Cronan
                                    Telephone/(Fax):  (704) 388-2117 (0547)

     WITH COPIES TO:                NationsBank Legal Department
                                    101 North Tryon Street
                                    NC1-001-14-13
                                    Charlotte, North Carolina  28255
                                    Attention:  Connie J. Miller, Senior Counsel
                                    Telephone/(Fax):  (704) 386-9044 (8032)

     IF TO PURCHASER:               People's Community Capital Corporation
                                    18 Cherry Hill Drive
                                    Aiken, South Carolina 29803
                                    Attention:
                                              ----------------------------------

                                    Telephone/(Fax): (803) 649-5782 (642-8247)

     WITH A COPY TO:                --------------------------------------------
                                    --------------------------------------------
                                    Attention:
                                              ----------------------------------

     11.2 REAL ESTATE COMMISSIONS. Neither Seller nor Purchaser has contacted any real estate broker, finder or similar person in connection with the transaction contemplated hereby except Edens & Avant, Inc. and Trammell Crow Companies ("Seller's Broker") and T and F Properties of Aiken, South Carolina ("Purchaser's Broker"). Seller shall pay at the Closing a brokerage fee in an amount previously agreed to between Seller and Seller's Broker, such fee to be divided between Seller's Broker and Purchaser's Broker in accordance with a separate agreement between Seller's Broker and Purchaser's Broker, provided, however, that no right to such brokerage fee shall vest in any broker or broker's agent prior to Closing, and no commissions shall be due if the Closing does not occur for any reason. To the actual knowledge of Seller and Purchaser, no other Acquisition Fees (as hereafter defined) have been paid or are due and owing to any other person or entity. As used herein, "Acquisition Fees" shall mean all fees paid to any person or entity in connection with the selection and purchase of the Property, including real estate commissions, selection fees, and non-recurring management and start-up fees, development fees or any other fee of similar nature. Seller and Purchaser each hereby agree to indemnify and hold harmless the other from and against any and all claims for Acquisition Fees or similar charges with respect to this transaction arising by, through or under the indemnifying party and each further agrees to indemnify and hold harmless the other from any loss or damage resulting from an inaccuracy in the representations contained in this Section 11.2. This indemnification agreement of the parties shall survive the Closing.

     11.3 ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties nor any representations made by either party relative tot he subject matter hereof which are not expressly set forth herein.

     11.4 AMENDMENT. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

     11.5 HEADINGS. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

     11.6 TIME OF ESSENCE. Time is of the essence of this Agreement. However, if the final date of any period which is not set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the law of the United States or the State of South Carolina, then in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

     11.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Carolina and the applicable federal laws of the United States.

     11.8 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective successors and assigns. Purchaser shall not assign Purchaser's rights under this Agreement without the prior written consent of Seller.

     11.9 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants that it is a newly organized community bank and is not a subsidiary of or affiliated with any other bank or financial institution as of the date hereof.

     11.10 INVALID PROVISION. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

     11.11 ATTORNEYS' FEES. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages as herein provided, reasonable attorneys' fees incurred in such suit.

     11.12 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement.

     11.13 DATE OF THIS AGREEMENT. This Agreement shall be null and void unless Purchaser, no later than March 20, 1997, delivers three (3) executed copies of this Agreement to Seller at the address shown in Section 12.1 hereof. As used in this Agreement, the terms "date of this Agreement" or "date hereof" shall mean and refer to the date of execution of this Agreement by Seller.

     11.14 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement and made a part hereof:

     (a)   EXHIBIT A, the land;

     (b)   EXHIBIT B, the Limited Warranty Deed; and

     (c)   EXHIBIT C, Asbestos Bulk Survey.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by persons duly empowered to bind the parties to perform their respective obligations hereunder the day and year first above written.


                                            SELLER:

DATE OF EXECUTION BY SELLER:                NATIONSBANK, NATIONAL ASSOCIATION,
                                            successor by merger to NationsBank
                                            of South Carolina, N.A.

     3/20/97
--------------------------------
                                            By: /s/ Richard E. Murrell
                                               ---------------------------------
                                            Name:  Richard E. Murrell
                                                 -------------------------------
                                            Title: Sr. Vice-Pres.
                                                  ------------------------------

                                          PURCHASER:

DATE OF EXECUTION BY PURCHASER:           PEOPLES COMMUNITY CAPITAL CORPORATION,
                                          a South Carolina banking corporation

     3/17/97
-------------------------------
                                          By: /s/ T. B. Wessinger
                                             -----------------------------------
                                          Name: T. B. Wessinger
                                               ---------------------------------
                                          Title: Chairman & CEO
                                                --------------------------------


     The undersigned Escrow Agent hereby acknowledges receipt of the Earnest Money and a copy of this Agreement, and agrees to hold and dispose of the Earnest Money in accordance with the provisions of this Agreement.


                                          ESCROW AGENT:
DATE OF RECEIPT BY ESCROW AGENT:          Edens & Avant, Inc.


           3/18/97                        By: /s/ Eugene C. Green
--------------------------------             -----------------------------------
                                          Name: Eugene C. Green
                                               ---------------------------------
                                          Title: VP Operations
                                                --------------------------------

                  EXHIBIT A TO PURCHASE AND SALE AGREEMENT

                                    LAND

NORTH AUGUSTA BRANCH:

GEORGIA AVENUE PROPERTY -- All that certain piece, parcel or lot of land, with the improvements thereon, situate, lying and being located on Georgia Avenue, in the City of North Augusta, County of Aiken, State of South Carolina, and being more particularly shown on a plat prepared for Bankers Trust of S.C. by Cox and Dinkins, Inc., dated December 2, 1982, and recorded in the office of the RMC for Aiken County in Plat Book 12, Page 166, and according to said plat having the following boundaries and measurements, to wit: On the Southeast by Georgia Avenue, whereon it measures Ninety (90') feet; on the Southwest by property now or formerly Howard, whereon it measures Two Hundred and 66/100 (200.66') feet; on the Northwest by an Alleyway, whereon it measures Ninety (90') feet; and on the Northeast by property now or formerly Preston Wise, et al, whereon it measures Two Hundred and 4/10 (200.4') feet; be all measurements a little more or less.

WEST AVENUE -- All that certain piece, parcel or lot of land, with the improvements thereon, situate, lying and being located in the City of North Augusta, County of Aiken, State of South Carolina, on West Avenue, and being more particularly shown on a plat prepared for Bankers Trust of S.C. by Cox and Dinkins, Inc., dated December 2, 1982, and recorded in the office of the RMC for Aiken County in Plat Book 12, Page 166, and according to said plat having the following boundaries and measurements, to wit: On the Northwest by West Avenue, whereon it measures Eighty-five (85') feet; on the Northeast by property now or formerly Eubanks, whereon it measures Two Hundred and 72/100 (220.72') feet; on the Southeast by an Alleyway, whereon it measures Eighty-four and 95/100 (84.95') feet; and on the Southwest by property now or formerly Butler, whereon it measures Two Hundred and 61/100 (200.61') feet; be all measurements a little more or less.

DERIVATION -- Being the same property conveyed to NationsBank of South Carolina, N.A. by deed of American Real Estate Holdings Limited Partnership, dated March 25, 1993, recorded in Volume 1383 at page 116, RMC records of Aiken County, South Carolina.

TMS #  10-025-05-005
TMS #  10-025-05-014
TMS #  10-025-05-015

WHISKEY ROAD BRANCH:

AIKEN SOUTH - AIKEN COUNTY

All that certain piece, parcel or lot of land, with the improvements thereon, situate, lying and being located on the western side of Whiskey Road, in the County of Aiken, State of South Carolina, being shown on a plat of property of Whiskey Road Properties, in process of conveyance to Bankers Trust of South Carolina by Jones and Murph, dated July 27, 1981 and recorded in the office of the R.M.C. for Aiken County in Plat Book 325, page 28; being more particularly shown on a plat prepared for Bankers Trust of S.C. by Cox and Dinkins, Inc., dated November 9, 1982, revised December 3, 1982, and recorded in Plat Book 12, page 165, and according to latter plat having the following boundaries and measurements, to wit: On the East by Whiskey Road (S.C. Highway No. 19), whereon it measures Two Hundred Thirty-four and 06/100 (234.06') feet; on the South by property now or formerly Whiskey Road Properties, whereon it measures Three Hundred and 11/100 (300.11') feet; on the West by property now or formerly Silver Bluff Estates, whereon it measures Two Hundred Thirty-four (234') feet; and on the North by property now or formerly South Aiken Presbyterian Church, whereon it measures Two Hundred Ninety-nine and 92/100 (299.92') feet; be all measurements a little more or less.

DERIVATION: Being the same property conveyed to NationsBank of South Carolina, N.A. by deed of American Real Estate Holdings Limited Partnership, dated March 26, 1993 and recorded at Volume 1383 page 95, R.M.C. office of Aiken County, South Carolina.

TMS # 30-057-07-002